UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2008

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 27, 2008, the Compensation Committee (the “Committee”) of Susquehanna Bancshares, Inc. (the “Company”) took the following action regarding director and executive officer compensation, and certain compensatory arrangements for officers:

Adoption of the 2008 Susquehanna Incentive Plan:

The Committee approved the 2008 Susquehanna Incentive Plan (the “Susquehanna Incentive Plan”). The Susquehanna Incentive Plan is effective for 2008 and has both a cash incentive component available to all participants and an equity incentive component that is available only to a select group. Cash incentive awards are paid out within the first two and a half months following year-end. Each participant in the Susquehanna Incentive Plan is assigned a specific-target cash incentive award, based on his or her role with us. The target incentive awards are based on competitive practices and reflect the award to be paid for meeting predefined performance goals. Awards are defined as a percentage of base earnings. Actual awards can range from 0% to 150% of target, depending on performance. Threshold performance will pay out at 50% of target and achieving stretch performance can result in awards of up to 150% of target. Performance below the threshold level will result in no payout. Within the formula under the Susquehanna Incentive Plan, the Committee has the discretion to take into account circumstances that may have affected performance as to any particular participant.

Performance measures fall into the following four categories: corporate/SBI; affiliate; region/function/unit; and individual. Each participant has predefined performance goals in one or more of these categories. The specific allocation of goals is determined based on the participant’s role and key area of contribution. The weighting for these performance measures will be allocated across the goals to reflect focus and allocation of incentive awards. William J. Reuter, President and Chief Executive Officer, sets the goals for Eddie L. Dunklebarger, Drew K. Hostetter and Bernard A. Francis in consultation with the executives. Mr. Dunklebarger sets the goals for Mr. Duncan in consultation with him. Mr. Reuter’s goals are reviewed and discussed with the Committee.

Our 2008 corporate goals are shown below in the following table and based on two critical financial measures: earnings-per-share growth and tangible return on equity. These goals are net of all incentives paid so we must achieve higher earnings per share and tangible return on equity to fund the Susquehanna Incentive Plan.

	Threshold 50% Payout	Target 100% Payout	Stretch 150% Payout
Tangible return on equity	18.0%	19.0%	20.0%
Earnings per share	$1.52	$1.62	$1.72

Thirteen of our executive officers, including all of our named executive officers, are eligible to receive an equity incentive component to their bonus compensation under the Susquehanna Incentive Plan. The equity component is tied to the same targets as the performance goals applicable to the cash incentive. In determining whether to grant any equity awards, the Committee considers the level of achievement of the applicable performance goals (which, in the case of the executive officers, fall into corporate and individual categories), taking into account the recommendations of Mr. Reuter.

2008 Discretionary Grants of Equity Compensation:

The Committee, based on a report by its outside consultants, Pearl Meyer & Partners, determined that long-term incentives in the form of additional equity grants need to be made to our named executive officers to be within a competitive range of the equity grants provided to the named executive officers of comparable companies (based on size). Accordingly, the Committee approved the following 2008 discretionary grants under the Company’s 2005 Equity Compensation Plan: (i) nonqualified stock options in the amount of 50,000, 25,000, 25,000, 25,000 and 5,000 to Messrs. Reuter, Hostetter, Dunklebarger, Duncan and Francis, respectively, with an exercise price of $21.82 per share (the closing price per share of Susquehanna common stock on the grant date) and vesting one-third on February 28, 2011, one-third on February 28, 2012, and one-third on February 28, 2013; and (ii) restricted shares in the amount of 6,000, 3,000 and 3,000 to Messrs. Reuter, Hostetter and Duncan, respectively, vesting one-third on February 28, 2009, one-third on February 28, 2010 and one-third on February 28, 2011.

Bernard A. Francis Jr.’s 2007 Bonus:

The Committee approved the second installment of the 2007 bonus in the amount of $150,000, payable on March 7, 2008, to Mr. Francis, the President and Chief Executive Officer of Valley Forge Asset Management Corp. and a Senior Vice President of the Company. This bonus was approved and recommended to the Committee by the Valley Forge Asset Management Corp. Board of Directors. A description of the bonus program offered by Valley Forge Asset Management Corp. was previously filed as Exhibit 10.19 in the Company’s Annual Report on From 10-K for the fiscal year ended December 31, 2004.

Equity Grants to Directors:

The Committee approved nonqualified stock options to purchase an aggregate of 51,000 shares of common stock, or 3,000 shares of common stock per director, to the following non-employee members of the board of directors: Ms. Piersol and Ms. Sears, and Messrs. Alter, Apple, DeSoto, Gibbel, Hall, Hepburn, Hoffman, Kunkel, Miller, Morello, Newkam, Rose, Ulsh, Weaver, Wiest and Zimmerman. Each option vests on-third on February 28, 2011, one-third on February 28, 2012 and one-third on February 28, 2013 and has an exercise price of $21.82 per share (the closing price per share of Susquehanna common stock on the grant date).

Changes in Base Salary:

The Committee also set 2008 base salaries for the named executive officers as follows: William J. Reuter, Chairman, President and Chief Executive Officer, $750,000; Drew K. Hostetter, Executive Vice President and Chief Financial Officer, $384,641; Eddie L. Dunklebarger, Vice Chairman of the Board and Executive Vice President, $500,000, Gregory A. Duncan, Executive Vice President, $416,000; and Bernard A. Francis, Jr., Senior Vice President and Group Executive, $325,000.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

(a)    At its meeting on February 27, 2008, the Board of Directors of the Company approved amended and restated By-laws of the Company that effect a declassification of the Board of Directors (“Board”) commencing with the election of directors at the annual meeting of shareholders in 2009 (the “2009

Annual Meeting”). Given the proximity of the closing of the acquisition of Community Banks, Inc. (“Community”) and the negotiated representation to each class of the Board in that transaction, the Board determined that the declassification should not commence until the 2009 Annual Meeting.

In accordance with the above, the By-laws of the Company were amended and restated as indicated below.

Section 4.2 was amended and restated as follows:

“Section 4.2. Each director who is serving as a director immediately prior to the annual meeting of shareholders in 2009 shall hold office until the expiration of the term for which he has been elected and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal. At each annual meeting of shareholders commencing with the annual meeting of shareholders in 2009, each director who does not have a continuing term as provided in the foregoing sentence (and each director for whom a continuing term has expired) shall be elected and shall hold office until the annual meeting next succeeding his or her election and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal from office.

Notwithstanding the foregoing, the term of any director elected to fill a vacancy in the board of directors shall be as set forth in Section 4.4.”

Prior to this amendment, Section 4.2 read as follows:

“The directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole board of directors. Nothing herein shall be construed to require exact equality in the number of directors in each class. At the first annual meeting of shareholders, directors of one class shall be elected for a term of one year; directors of any other class for a term of two years; and directors of another class for a term of three years; and at each succeeding annual meeting the successors to the class of directors whose term shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. The directors shall hold office until the expiration of the term for which they were elected and their successors are elected and have qualified.”

Section 4.3 was deleted.

Prior to this amendment, Section 4.3 read as follows:

“The number of directors in each class of directors shall be determined by resolution of a majority of the board of directors. If the number of the whole board of directors is changed, any increase or decrease in such number shall be apportioned among the classes so as to maintain three classes as nearly equal in number as possible. A majority of the board of directors may increase the number of directors, within the limitation of not less than five, between meetings of the shareholders.”

Section 4.5 was renumbered as Section 4.4, and amended and restated as follows:

Section 4.4. Any vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the board. Each director so selected may be a director until his successor is elected by the shareholders, who shall make such election at the annual meeting of shareholders next succeeding his selection, or at any special meeting called for that purpose prior thereto. If a director is elected by the shareholders to be a successor to a director who initially was selected by the board of directors to fill a vacancy resulting from an increase in the number of directors, he shall hold office until the annual meeting next succeeding his or her election and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal. If a director is elected by the shareholders to be a successor to a director who initially was selected by the board of directors to fill a vacancy resulting from the death, resignation or removal from office of a director, he shall hold office for the remainder of the term of the director whose departure from the board of directors caused the vacancy. A director selected by the board of directors to fill a vacancy may be elected by the shareholders to succeed himself.

Prior to this amendment, Section 4.5 read as follows:

“Any vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the board. Each director so elected may be a director until his successor is elected by the shareholders who shall make such election at the next annual meeting of shareholders, or at any special meeting called for that purpose prior thereto. A successor to such appointed director, or a director otherwise to fill the vacancy, shall be elected by the shareholders for a term of office consistent with maintaining three classes of directors, each consisting, as nearly as possible, of one-third the number of the whole board of directors. If directors of more than one class are to be elected at a meeting of shareholders by reason of vacancy or otherwise, there shall be a separate election of each class of directors to be elected at the meeting.”

Section 4.7 was renumbered as Section 4.6, and amended and restated as follows:

Section 4.6. Notwithstanding any other provisions in these by-laws or in the corporation’s articles of incorporation and notwithstanding the fact that some lesser percentage may be specified by law, any director, any class of directors or the entire board of directors may be removed at any time by the shareholders, with or without cause, but only by the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, and except as otherwise provided by law, whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors, the provisions of this Section 4.6 shall not apply with respect to the director or directors elected by the holders of such preferred stock.”

Prior to this amendment, Section 4.7 read as follows:

“Notwithstanding any other provisions in these by-laws or in the corporation’s articles of incorporation and notwithstanding the fact that some lesser percentage may be specified by law, any director, any class of directors or the entire board of directors may be removed at any time by the shareholders, with or without cause, but only the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, and except as otherwise provided by law, whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors, the provisions of this Section 4.7 shall not apply with respect to the director or directors elected by the holders of such preferred stock.”

In accordance with the amendments above, Section 4.6 was renumbered Section 4.5, and Sections 4.8 through 4.18 were renumbered as Sections 4.7 through 4.17, respectively.

A complete copy of the amended and restated By-laws of the Company is filed herewith as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
3.1	Amended and Restated By-laws of Susquehanna Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President and Chief Financial Officer

Dated: March 4, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated By-laws of Susquehanna Bancshares, Inc.